SUPPLEMENTAL INDENTURE


                         Second Supplemental Indenture to the Special Warrant Indenture dated September 17, 1996 between HealthCare Capital Corp. and The R-M Trust Company


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WHEREAS:

1. HealthCare Capital Corp. ("HealthCare") is in the process of completing a distribution of up to 5,474,900 Special Warrants by way of private placement.

2. Each Special Warrant entitles to holder thereof acquire one common share of HealthCare and one share purchase warrant at no additional cost.

3. The Special Warrants are governed pursuant to the terms and conditions of a special warrant indenture between HealthCare and The R-M Trust Company ("R-M Trust") dated September 17, 1996 (the "Special Warrant Indenture") and a supplemental warrant indenture dated effective December 2, 1996 (the "Supplemental Indenture").

4. The terms of the Special Warrant Indenture originally referenced in paragraph 2.1(a) thereof that HealthCare created and issued up to 5,280,000 Special Warrants such number including up to 480,000 Special Warrants issuable to the Agent as part of its compensation and the term of the Supplemental Indenture increased the figure to 5,342,810 Special Warrants.

5. HealthCare desires to amend paragraph 2.1(a) of the Special Warrant Indenture such that 5,474,900 Special Warrants are now issuable under the Indenture;

6. Pursuant to Article 8 of the Special Warrant Indenture, HealthCare does not view this change as either material or detrimental to any of the current holders of Special Warrants.


NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that for the sum of Ten Dollars ($10.00) paid by each of HealthCare and R-M Trust to each other and for other good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, HealthCare and R-M Trust hereby agree and declare as follows:

 .        The  Special  Warrant  Indenture  be  amended  such that the  following paragraph 2.1(a) be eliminated and now read as follows:

         2.1(a) "5,474,900 Special Warrants, each of which entitles the holder thereof to acquire one (1) Common Share and one (1) Share Purchase Warrant, and subject to



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                  adjustment  in  accordance  with Article 4 hereof,  are hereby created and authorized to be issued, which includes up to 495,900 Special Warrants issuable to the Agent as part of its compensation."

 .        All  other  terms  and  conditions,   representations   and  warranties
         contained in the Special Warrant Indenture shall remain in full force and effect and shall be binding upon the parties hereto.


IN WITNESS WHEREOF the parties hereto have executed this Second Supplemental Indenture under their respective corporate seals by the hands of their proper officers in that behalf effective the 2nd day of December, 1996.


                                         HEALTHCARE CAPITAL CORP.


                                         Per: /S/ WILLIAM DEJONG


                                         THE R-M TRUST COMPANY


                                         Per: /S/ MICHAEL GUITARD


                                         Per: /S/ K. STERRITT



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